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                                                                   EXHIBIT 10.15

                           ULTRA CLEAN HOLDINGS, INC.
                           LOAN AND SECURITY AGREEMENT

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      This LOAN AND SECURITY AGREEMENT is entered into as of November 4, 2004 by and between UNION BANK OF CALIFORNIA, N.A. ("Bank") and ULTRA CLEAN HOLDINGS, INC. (the "Borrower").

                                    RECITALS

      Borrower wishes to obtain credit from Bank. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

      The parties agree as follows:

      1.    DEFINITIONS AND CONSTRUCTION.

            1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Accounts" means all presently existing and hereafter arising accounts receivable, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                  "Advance" or "Advances" means a cash advance under the Revolving Facility.

                  "Affiliate" means, with respect to any Person, any Person that controls or is controlled, directly or indirectly, by or is under common control with such Person.

                  "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation and administration of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including reasonable fees and expenses of appeal), whether or not suit is brought.

                  "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required by law to close.

                  "Change in Control" means a transaction or circumstance in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the California Uniform Commercial Code.

                  "Collateral" means the property described on Exhibit A attached hereto.

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness of another, including, without limitation, any

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such Indebtedness directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and
(iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                  "Credit Extension" means each Advance, Term Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

                  "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement.

                  "EBITDA" means, for any period, pretax net income of Borrower and its Subsidiaries before interest expense, interest income, and depreciation and amortization expense, in each case for such period determined on a consolidated basis in accordance with GAAP.

                  "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

                  (a) the consolidated net income (or loss) of the Borrower and its Subsidiaries for such fiscal year; plus

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus

                  (c) the amount, if any, by which Net Working Capital decreased during such fiscal year; minus

                  (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year and (ii) the amount, if any, by which Net Working Capital increased during such fiscal year; minus

                  (e)   capital expenditures for such fiscal year; minus

                  (f) cash consideration paid during such fiscal year to make acquisitions or other capital investments; minus

                  (g) the aggregate principal amount of Indebtedness repaid by the Borrower and its Subsidiaries during such fiscal year, but only to the extent that such Indebtedness cannot be reborrowed; minus

                  (h) all other cash payments made during such fiscal year on account or fees, costs and expenses that were capitalized or otherwise did not reduce such consolidated net income (or loss) for such fiscal year.

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                  "Event of Default" has the meaning assigned in Article 8.

                  "Fixed Charges" means, as of any day, the sum of (i) the current portion of the Indebtedness owing to Bank as of such day and (ii) the cash interest expense attributable to the Indebtedness owing to Bank for the period of four consecutive fiscal quarters ended on such day, in each case determined in accordance with GAAP.

                  "GAAP" means generally accepted accounting principles.

                  "Guarantor" means Ultra Clean Technology Systems and Service, Inc. and each other Subsidiary of the Borrower that shall at any time after the date hereof guarantee the obligations of the Borrower hereunder.

                  "Guaranty" means, with respect to any Guarantor, an unconditional guaranty by such Guarantor of the Borrower's obligations hereunder in form reasonably acceptable to Bank.

                  "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade accounts payable and accrued trade obligations incurred in the ordinary course of business), (b) reimbursement and other obligations with respect to surety bonds and letters of credit, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all capital lease obligations and (e) all Contingent Obligations.

                  "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief under debtor relief laws.

                  "Intangible Assets" means assets that are considered to be intangibles under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs and organizational expenses.

                  "Interest Period" means for each LIBOR Rate Advance, a period of approximately one, two, three or six months as Borrower may elect, provided that the last day of an Interest Period for a LIBOR Rate Advance shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the Revolving Maturity Date.

                  "Investment" means any beneficial ownership (including stock, partnership interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Letters of Credit" means the letters of credit described in
Section 2.1.2.

                  "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Advance, the rate of interest per annum that appears in The Wall Street Journal three (3) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

                  "LIBOR Margin" means 1.50% with respect to Advances and 1.75% with respect to the Term Advance.

                  "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Advance, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period, if applicable.

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                  "LIBOR Rate Credit Extensions" means any Credit Extensions made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

                  "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                  "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower hereunder, any Guaranty and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

                  "Material Adverse Effect" means a material adverse effect on
(i) the business, operations, or condition of Borrower and its Subsidiaries, taken as a whole or (ii) the ability of Borrower to repay the Obligations hereunder or otherwise perform its obligations under the Loan Documents or (iii) the priority of Bank's security interest in the Collateral.

                  "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                  "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and its Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Net Worth" means at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

                  "Obligations" means all loans, advances, debts, liabilities and obligations for monetary amounts owing by Borrower to Bank, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under any of the Loan Documents or any other note, instrument or agreement. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement against Borrower or any Subsidiary of Borrower of any Insolvency Proceeding), fees, including, without limitation, any and all closing fees, prepayment fees, commitment fees, advisory fees, and attorneys' fees and any and all other fees, expenses, costs or other amounts, in each case, chargeable to Borrower under any of the Loan Documents.

                  "Periodic Payments" means all interest payments and other recurring payments that Borrower may now or hereafter become obligated to pay to Bank hereunder.

                  "Permitted Indebtedness" means:

                  (a) Indebtedness of Borrower and any Guarantor arising under this Agreement or any other Loan Document;

                  (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                  (c) Indebtedness in an aggregate outstanding principal amount not to exceed Five Million Dollars ($5,000,000) incurred in each calendar year;

                  (d) Indebtedness of the Borrower to any Guarantor and Indebtedness of any Guarantor to the Borrower or any other Guarantor;

                  (e)   Subordinated Debt; and

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                  (f)   extensions, renewals, modifications, amendments and
restatements of any of the items of permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof, taken as a whole, are not modified to impose materially more burdensome terms upon Borrower.

                  "Permitted Investments" means:

                  (a) Investments existing on the Closing Date disclosed in the Schedule;

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, Inc. at the time of acquisition, (iii) demand and time deposit accounts and certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank or any commercial bank having capital and surplus in excess of $250,000,000 and (iv) Bank's money market accounts or other money market funds substantially all of which assets are comprised of the foregoing;

                  (c) Investments by the Borrower in a Guarantor or by any Guarantor in the Borrower or any other Guarantor;

                  (d) other Investments in an aggregate amount not to exceed One Million Dollars Five Hundred Thousand ($1,500,000);

                  (e) Investments in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in Ultra Clean Technology (Shanghai) Co., Ltd. and any wholly-owned Subsidiary of Borrower of which it is a Subsidiary); and

                  (f)   any Investment permitted by Section 7.3.

                  "Permitted Liens" means the following:

                  (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP;

                  (c) Purchase money security interests on Equipment and licenses of software purchased with the proceeds of the Indebtedness described in clause (c) of the defined term "Permitted Indebtedness", provided such Liens are limited to such Equipment and licenses of software and proceeds thereof;

                  (d) Liens of materialmen, mechanics, warehousemen, carriers, artisans or other similar Liens arising in the ordinary course of business or by operation of law in respect of property or assets of Borrower or any of its Subsidiaries, which are not overdue by more than 30 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP;

                  (e) Easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies affecting real property, in each case whether now or hereafter in existence, not securing Indebtedness and not constituting a Material Adverse Effect;

                  (f) Liens arising from judgments or awards in respect of which Borrower or any Subsidiary shall in good faith be prosecuting an appeal or proceeding for review in respect of which there shall be

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secured a subsisting stay of execution pending such appeal or proceedings and, in each case, in circumstances not constituting an Event of Default;

                  (g) Liens (i) incurred or deposits made in the ordinary course of business under worker's compensation, unemployment insurance and other types of social security or (ii) to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds (in each case, other than for the repayment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

                  (h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries;

                  (i) Leases or subleases and nonexclusive licenses and sublicenses granted to others in the ordinary course of business, not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole;

                  (j) Liens existing on any property or asset prior to the acquisition thereof or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof;

                  (k) Liens not otherwise permitted by the foregoing paragraphs (a) through (j) to the extent attaching to properties and assets with aggregate fair value at the time of attachment not in excess of, and securing liabilities not in excess of, $500,000 in the aggregate at any time outstanding; and

                  (l) Liens incurred in connection with the extension, renewal or refinancing of the obligations secured by Liens of the type described in clauses (a) through (k) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the obligations being extended, renewed or refinanced does not increase.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                  "Quick Assets" means, at any date as of which the amount thereof shall be determined, the unrestricted cash and cash-equivalents, accounts receivable and investments with maturities not to exceed 90 days, of Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

                  "Reference Margin" means zero percent (0%) for Advances, and one quarter of one percent (0.25%) for the Term Advance.

                  "Reference Rate" means the variable per annum rate of interest most recently announced by Bank, as its "reference rate," whether or not such announced rate is the lowest rate available from Bank.

                  "Reference Rate Advances" means any Credit Extension made or a portion thereof on which interest is payable based on the Reference Rate in accordance with the terms hereof.

                  "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change (as defined in Section 2.6(c))against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Advances.

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                  "Responsible Officer" means each of the Chief Executive
Officer, the Chief Operating Officer and the Chief Financial Officer of
Borrower.

                  "Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1.1 hereof.

                  "Revolving Line" means a credit extension of up to Twenty Million Dollars ($20,000,000).

                  "Revolving Maturity Date" means June 30, 2005.

                  "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank hereunder on terms acceptable to Bank (and identified as being such by Bank), it being understood that the terms set forth in Exhibit E hereto shall be deemed to be acceptable to Bank.

                  "Subsidiary" means with respect to any Person (the "Parent") at any date, any other Person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or held by the Parent or one or more of its Subsidiaries. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower .

                  "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries minus (to the extent reflected in determining the foregoing) Intangible Assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

                  "Term Advance" means the portion of the outstanding Advances, if any, that Borrower elects pursuant to Section 2.7 to repay on a term basis.

            1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

      2.    LOAN AND TERMS OF PAYMENT.

                  2.1.1 Advances.

                        (a) Availability. Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding principal amount not to exceed the Revolving Line minus any outstanding Letters and Credit and minus the principal amount of any outstanding Term Advance. Subject to the terms and conditions of this Agreement, Advances may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances shall be immediately due and payable. If at any time the outstanding principal amount of the Advances plus outstanding Letters of Credit plus the principal amount of any outstanding Term Advance exceeds Twenty Million Dollars ($20,000,000) minus the amount of any principal payments made on the Term Advance, Borrower shall immediately pay Bank, in cash, the amount or, in the case of outstanding Letters of Credit, cash collateralize the aggregate face amount, of such excess.

                        (b) Procedure. Whenever Borrower desires a Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 1:00 p.m. California time, on the Business Day that a Reference Rate Advance is to be made, and 1:00 p.m. California time on the Business Day that is three (3) Business Days prior to the Business Day on which a LIBOR Rate Advance is to be made. Each such notification shall be promptly confirmed by an Advance Request Form in substantially the form of Exhibit B-1 hereto. Bank is authorized to make Advances under this Agreement based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall

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indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances to Borrower's deposit account, as specified by Borrower.

                        Each such notice shall specify:

                             (i)   the date such Advance is to be made, which
shall be a Business Day;

                             (ii)  the amount of such Advance which, as to a
Reference Rate Advance shall be at least $500,000 and a LIBOR Rate Advance at least $1,000,000 (or, in either case, the entire amount available for drawing under the Revolving Facility);

                             (iii) whether such Advance is to be a Reference
Rate Advance or a LIBOR Rate Advance; and

                             (iv)  if the Advance is to be a LIBOR Rate Advance,
the Interest Period for such Advance.

                        Each written request for an Advance, and each confirmation of a telephone request for such an Advance, shall be in substantially the form of Exhibit B-1 hereto executed by Borrower.

                        (c) Interest. Borrower may elect when it requests an Advance whether the Advance is to be a Reference Rate Advance or a LIBOR Rate Advance. The outstanding principal balance of each portion of an Advance that is a Reference Rate Advance shall bear interest until paid in full, at a floating rate per annum equal to the Reference Rate plus the applicable Reference Margin. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of the day the Reference Rate is changed, by an amount equal to such change in the Reference Rate. The outstanding principal balance of each portion of an Advance that is a LIBOR Rate Advance shall bear interest until paid in full at a rate per annum equal to the LIBOR Rate plus the applicable LIBOR Margin. All interest chargeable under the Loan Documents shall be computed, in the case of interest based on the LIBOR Rate, on the basis of a three hundred sixty (360) day year and, in the case of interest based on the Reference Rate, on the basis of a three hundred and sixty five (365) or three hundred and sixty six (366) day year, in each case for the actual number of days elapsed. All Obligations shall bear interest, from and after receipt of notice by Borrower from Bank of the occurrence of an Event of Default and Bank's election to charge a default rate, at a rate equal to two (2) percentage points above the interest rate applicable immediately prior to receipt by Borrower of such notice.

                  2.1.2 Letters of Credit.

                        (i) Subject to the terms and conditions of this Agreement, at any time prior to the Revolving Maturity Date, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower or any of its Subsidiaries in an aggregate outstanding face amount not to exceed One Million Dollars ($1,000,000). All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit agreement, including Bank's charge of one and one half of one percent (1.50%) per annum of the face amount of each standby Letter of Credit and a fee quoted from time to time by Bank on commercial Letters of Credit, payable quarterly as a condition to the issuance of a Letter of Credit and every three months thereafter (the "Application"), which Borrower hereby agrees to execute. On any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1.1. On the Revolving Maturity Date, Borrower shall secure in cash all obligations under any then-outstanding Letters of Credit on terms acceptable to Bank.

                        (ii) The obligation of Borrower to reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the Application, and such Letters of Credit. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without

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limitation, reasonable attorneys' fees (collectively, "Liabilities"), arising out of or in connection with any Letters of Credit, except for Liabilities caused by Bank's gross negligence or willful misconduct.

            2.2   Payments.

                  (a) Interest accrued hereunder shall be due and payable in arrears on the first Business Day of each month. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against Borrower's deposit account held at Bank or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. To the extent permitted by law, any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                  (b) Borrower may at any time prepay any Advance, in whole or in part. Each partial prepayment of a LIBOR Rate Advance shall be in an amount not less than $1,000,000 or such greater amount that is an integral multiple of $500,000. Each prepayment shall be made upon the irrevocable written or telephone notice of Borrower received by Bank not later than 10:00 a.m. California time on the date of the prepayment of a Reference Rate Advance, and not less than three (3) Business Days prior to the date of the prepayment of a LIBOR Rate Advance. The notice of prepayment shall specify the date of the prepayment, the amount of the prepayment, and the portion of the Advance prepaid. Unless otherwise specified, a prepayment will be presumed to repay Advances in the order in which they were requested. Each prepayment of a LIBOR Rate Advance shall be accompanied by the payment of accrued interest on the amount prepaid and any amount required by Section 2.6.

                  (c) Borrower shall pay Bank all amounts outstanding in respect of the Revolving Facility on the Revolving Maturity Date.

                  (d) Borrower's payment obligation hereunder is evidenced by this Agreement and the Revolving Promissory Note in substantially the form attached hereto as Exhibit C.

            2.3 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

            2.4   Fees. Borrower shall pay to Bank the following:

                  (a) Structuring Fee. A fee equal to Ten Thousand Dollars ($10,000), which fee shall be payable on the Closing Date;

                  (b) Commitment Fee. A fee equal to one quarter of one percent (0.25%) per annum of the difference between the Revolving Line and the average daily balance of outstanding Obligations (including outstanding Letters of Credit and the Term Advance and any principal payments made on the Term Advance) during each fiscal quarter, such fee to be payable in arrears on the last day of each such quarter beginning December 31, 2004; and

                  (c) Bank Expenses. On the Closing Date, an amount equal to the Bank Expenses incurred in connection with the preparation and negotiation of the Loan Documents and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses incurred in the enforcement of this Agreement, as and when they become due.

            2.5   Conversion/Continuation of Advances.

                  (a) Borrower may from time to time submit in writing a request that Reference Rate Advances be converted to LIBOR Rate Advances or that any existing LIBOR Rate Advances continue for an additional Interest Period. Such request shall specify the amount of the Reference Rate Advances which will constitute LIBOR Rate Advances (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Advances. Each written request for a conversion to a LIBOR Rate Advance or a continuation of a LIBOR Rate Advance shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B-2, which shall be duly executed by a Responsible Officer. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Reference Rate Advances shall be converted to LIBOR Rate Advances or such LIBOR Rate Advances shall continue, as the case may be provided that:

                        (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

                        (ii) the Borrower shall not have sent any notice of termination of the Agreement;

                        (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Advances;

                        (iv) the amount of a LIBOR Rate Advance shall be $1,000,000 or such greater amount that is an integral multiple of $500,000; and

                        (v) Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank as of the date of the request for such LIBOR Rate Advance.

      Any request by Borrower to convert Reference Rate Advances to LIBOR Rate Advances or continue any existing LIBOR Rate Advances shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Advances.

                  (b) Any LIBOR Rate Advances shall automatically convert to Reference Rate Advances upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Advance at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Advances shall, at Bank's option, convert to Reference Rate Advances in the event that an Event of Default shall exist. Borrower shall pay to Bank, upon demand by Bank any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Advances to Reference Rate Advances pursuant to any of the foregoing.

            2.6   Additional Requirements/Provisions Regarding LIBOR Rate
Advances.

                  (a) Each LIBOR Rate Advance shall be in a minimum amount of $1,000,000 and whole increments of $500,000.

                  (b) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Advance prior to the last day of the Interest Period for such LIBOR Rate Advance, Borrower shall on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period or term exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period. Bank's determination as to such amount shall be conclusive absent manifest error.

                  (c) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may reasonably determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any change in any law, regulation, or interpretation thereof (a "Regulatory Change") occurring on or after the date hereof that:

                        (i) changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any Advances (other than changes that affect (A) taxes measured by or imposed on the overall net income of Bank by the United States or any subdivision thereof or therein or by the jurisdiction in which Bank is organized or otherwise resides for tax purposes or in which its lending office is located or in which it has its principal office or (B) franchise taxes imposed on Bank in lieu of net income taxes), provided, however, that no payment shall be required to compensate Bank or any other lender or participant for Additional Costs resulting from changes in the basis of taxation to the extent that such Additional Costs would not have been incurred but for Bank's assignment or grant of participation in any of Bank's obligations, rights or benefits pursuant to Section 12.1 or a change in Bank's lending office; or

                        (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, or other liabilities of Bank (including any Advances or any deposits referred to in the definition of "LIBOR Base Rate" but excluding any references included in the calculation of "LIBOR Rate"); or

                        (iii) imposes any other material condition affecting this Agreement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any Regulatory Change occurring after the date of the Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If Bank fails to notify Borrower within two hundred and seventy (270) days after the date on which a Regulatory Change occurs that entitles Bank to such compensation, Borrower shall not be required to pay any amount attributable to such Regulatory Change. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 2.6. Determinations and allocations by Bank for purposes of this Section 2.6 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

                  (d) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of Bank) to compensate it for any reasonable loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a LIBOR Rate Advance on the date for such borrowing specified in the relevant notice of borrowing hereunder.

                  (e) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, in each case on or after the date hereof, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with respect to any directive regarding capital adequacy (whether or not having the force of law) promulgated on or after the date hereof, of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.

A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

                  (f) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Advance, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Advances shall be suspended, unless Bank and Borrower agree in writing to a different interest rate applicable to LIBOR Rate Advances. If it shall become unlawful for Bank to continue to fund or maintain any Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the affected Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder with respect thereto (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 2.6(b)).

            2.7 Term Option. At any time prior to the Revolving Maturity Date, Borrower may elect to convert up to Ten Million Dollars ($10,000,000) of the outstanding Advances into the Term Advance. Borrower shall exercise such option by delivering a notice to Bank, which shall be irrevocable, specifying the principal amount to be converted into the Term Advance, and specifying the portion of the Term Advance that will be a LIBOR Rate Advance (which shall bear interest at the LIBOR Rate plus the applicable LIBOR Margin) and which portion shall be a Reference Rate Advance (which shall bear interest at the Reference Rate plus the applicable Reference Margin). Borrower shall repay the Term Advance in twelve quarterly payments of principal, plus accrued interest, beginning on the first Business Day of the fiscal quarter following its election to convert and continuing on the same day of each fiscal quarter thereafter until the Term Advance has been repaid in full. Borrower may prepay all or any part of the Term Advance at any time or from time to time. Prepayments shall be applied first to fees, then to interest, then to principal installments in reverse order of maturity. Borrower shall execute and deliver to Bank a term promissory note in form acceptable to Bank on the day the Advances are converted under this Section.

            2.8 Excess Cash Flow. Unless Bank otherwise consents, the Borrower shall prepay the Term Advance in an aggregate amount equal to 75% of Excess Cash Flow for each fiscal year commencing with the fiscal year ending December 31, 2005. Each such prepayment, if required, shall be made on or before the date on which financial statements are delivered pursuant to Section 6.3(b) with respect to the relevant fiscal year. No payment shall be required under this Section 2.8 if an Event of Default would exist as a consequence of the making of such payment.

            2.9 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations (other than in respect of contingent indemnities) are outstanding. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement upon notice after the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any monetary Obligations (other than in respect of contingent indemnities) are outstanding. Subject to the obligations of Borrower described in Section 12.2 and provided that all outstanding Obligations (other than in respect of contingent indemnification) have been repaid, Borrower shall have the right to terminate this Agreement.

      3.    CONDITIONS OF CREDIT EXTENSIONS.

            3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a)   this Agreement;

                  (b)   the Promissory Note;

                  (c) a Continuing Guaranty from Ultra Clean Technology Systems and Service, Inc.;

                  (d) a Third Party Security Agreement, duly executed by Ultra Clean Technology Systems and Service, Inc.;

                  (e) a certificate of the Secretary of the Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (f)   a financing statement (Form UCC-1);

                  (g) a Compliance Certificate and Borrower-prepared financial statements for the month ended prior to the Closing Date; and

                  (h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

            3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                  (a) timely receipt by Bank of the Advance Request Form as provided in Section 2.1; and

                  (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Advance Request Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

      4.    CREATION OF SECURITY INTEREST.

            4.1 Grant of Security Interest. Borrower hereby grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Such security interest shall constitute a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case subject to Permitted Liens.

            4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral in excess of $100,000 in the aggregate, and all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

            4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right at Borrower' expense upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect and audit Borrower's Books and to make copies thereof and to check, test, and audit and appraise the Collateral, provided such inspections, audits and appraisals shall not occur more than twice per fiscal year as long as an Event of Default has not occurred and is continuing.

            4.4 Release of Collateral. Concurrently with any conveyance, sale, lease or other disposition of any asset permitted hereby (other than a Transfer specified in Section 7.1(v)), the Liens on such asset (but not in proceeds thereof) will cease without any action by Bank.

      5.    REPRESENTATIONS AND WARRANTIES.

            Borrower represents and warrants as follows:

            5.1 Due Organization and Qualification. Borrower and each Subsidiary is duly existing under the laws of the jurisdiction of its organization and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified except to the extent the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

            5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents to which is a party are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound except to the extent such default could not reasonably be expected to have a Material Adverse Effect.

            5.3 No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens, except for Permitted Liens.

            5.4 Bona Fide Accounts. The Accounts are bona fide existing obligations.

            5.5 Name; Location of Chief Executive Office. Borrower has not done business under any name other than that specified on the signature page hereof or except as disclosed to Bank in writing. The chief executive office of Borrower as of the Closing Date is located at the address indicated in Section 10 hereof.

            5.6 Litigation. Except as disclosed in writing to Bank and except to the extent such actions or proceedings could not reasonably be expected to have a Material Adverse Effect, (i) there are no actions or proceedings pending against Borrower or any Subsidiary before any court or administrative agency and
(ii) Borrower does not have knowledge of any such pending or threatened actions or proceedings.

            5.7 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank, other than as described in writing to Bank. No circumstance has occurred that has a Material Adverse Effect since the date of the most recent Compliance Certificate delivered to Bank, other than as consented to in writing by Bank.

            5.8 Solvency, Payment of Debts. As of the Closing Date, Borrower is not insolvent, as that term is defined in Section 101 of the Bankruptcy Code. As of the Closing Date, Borrower is able to pay its debts (including trade debts) as they mature.

            5.9 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any material liability. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). Borrower has complied with all material provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it except to the extent such violation could not reasonably be expected to have a Material Adverse Effect.

            5.10 Environmental Condition. Except in each case as could not reasonably be expected to have a Material Adverse Effect, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

            5.11 Taxes. Borrower and each Subsidiary has filed or caused to be filed all material tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except to the extent that the amount or validity of such tax in being contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower or such Subsidiary.

            5.12 Subsidiaries. As of the Closing Date, Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

            5.13 Government Consents. Borrower and each Subsidiary has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            5.14 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank in connection with or pursuant to any Loan Document, when taken together with all other information as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements, in light of the circumstances under which they were made, not materially misleading as of the date such representation, warranty or other statement is made.

      6.    AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, until payment in full of all outstanding Obligations (other than in respect of contingent indemnities), and for so long as Bank may have any commitment to make a Credit Extension hereunder, the Borrower shall do all of the following:

            6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' existence in its jurisdiction of organization and maintain qualification in each jurisdiction in which such qualification is required for the operation of Borrower's business, unless the failure to so maintain such qualification could not reasonably be expected to have a Material Adverse Effect; provided that this Section shall not prohibit any transaction permitted by Section 7.3. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

            6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, except (i) where the failure to so comply could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent contested in good faith by appropriate proceedings.

            6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within forty five days (45) days after the end of each of the first three fiscal quarters, company prepared consolidated balance sheet, income statement and cash flow statement for Borrower covering its consolidated operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of each fiscal year, consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied; (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of One Million Dollars ($1,000,000) or more; (d) within forty five (45) days of the last day of each of the first three fiscal quarters, and within ninety (90) days after the end of each fiscal year, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time. Within thirty (30) days after the Closing Date, Borrower shall cause to be delivered to Bank an opinion of Davis Polk Wardwell, special New York counsel to the Borrower, substantially in the form attached as Exhibit F hereto.

            6.4 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment or deposit if the amount or validity of such payment or deposit is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower or such Subsidiary.

            6.5 Insurance. Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion and sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's. All such policies of property insurance shall contain a Bank's loss payable endorsement, in a form reasonably satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. After the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

            6.6 Financial Covenants. Borrower on a consolidated basis shall maintain and comply at all times with the following financial covenants:

                  (a) Tangible Net Worth. A Tangible Net Worth of at least Twenty Three Million Dollars ($23,000,000) plus an amount equal to seventy five percent (75%) of quarterly net income after March 31, 2004 and one hundred percent (100%) of the amount by which Tangible Net Worth is increased after the Closing Date as a result of the issuance and sale of equity securities of the Borrower.

                  (b) Net Worth. Notwithstanding Section 6.6(a), at all times after Borrower acquires all or substantially all of the capital stock or property of another Person in compliance with Section 7.3 and the value of the goodwill acquired by Borrower in any such transaction is greater than Five Million Dollars ($5,000,000), Borrower shall maintain a Net Worth of at least Thirty Nine Million Dollars ($39,000,000) plus an amount equal to seventy five percent (75%) of quarterly net income after March 31, 2004 and one hundred percent (100%) of the amount by which Net Worth is increased after the Closing Date as a result of the issuance and sale of equity securities of the Borrower.

                  (c) Profitability. EBITDA not less than zero for two consecutive quarters after adding back any acquisition and/or restructuring related charges taken during the respective quarter.

                  (d) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 0.9 to 1.0 through December, 2004, and at least 1.0 to
1.0 thereafter.

                  (e) Indebtedness to EBITDA Ratio. On a trailing four quarter basis, a ratio of the aggregate principal amount of all Indebtedness (including without limitation any Obligations owing from Borrower to Bank) to EBITDA of not more than (i) 2.0 to 1.0 beginning on the Closing Date through June 29, 2005, and (ii) 1.5 to 1.0 beginning on June 30, 2005 and at all times thereafter.

                  (f) Fixed Charge Coverage Ratio. Beginning the fiscal quarter following the date, if any, that Borrower converts any portion of the Advances into a Term Advance, a ratio of EBITDA for the period of four consecutive fiscal quarters ended on such day to Fixed Charges on of each day of at least 1.2 to 1.0.

            6.7 Bank Accounts. Borrower shall maintain its primary operating and deposit accounts with Bank and/or an Affiliate of Bank.

            6.8 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

            6.9 Subsidiaries. Borrower shall cause any wholly-owned Subsidiary organized in the United States or any subdivision thereof or therein promptly upon Bank's request to enter into a Guaranty and to secure such Guaranty with a security interest, subject only to Permitted Liens, in substantially all of its collateral.

      7.    NEGATIVE COVENANTS.

            Borrower covenants and agrees that, until payment in full of the outstanding Obligations (other than in respect of contingent indemnities) or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

            7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory and leases of property in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment; (iv) Transfers of Permitted Investments as defined under clause (b) of such definition; (v) Transfers of assets by the Borrower to any Guarantor or by any Guarantor to the Borrower or any other Guarantor; or (vi) Transfers of other property in an aggregate amount of up to Two Million Dollars ($2,000,000) per fiscal year.

            7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a Change in Control.

            7.3   Mergers or Acquisitions.

                  (a) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other Person, except that if immediately after giving effect thereto no Event of Default shall have occurred and be continuing (and a Responsible Officer provides to Bank certification to that effect), (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary of the Borrower in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Guarantor) is a Guarantor,
(iii) any Transfer permitted by Section 7.1(vi) shall be permitted, and (iv) any transfer permitted by clause (c) shall be permitted. Following any such transaction, Borrower shall provide such financial statements related thereto as Bank may reasonably request.

                  (b) Acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock of property of another Person (other than the Borrower or any Subsidiary of the Borrower), except that any transaction permitted by clause (c) shall be permitted.

                  (c) Notwithstanding clauses (a) and (b), the Borrower may acquire, or permit any of its Subsidiaries to acquire, including by way of merger, all or substantially all of the capital stock or property of another Person, provided that (i) the Person acquired pursuant to such transaction is engaged solely in, or the property acquired pursuant to such transaction is used in, a business similar or related to the business engaged in by the Borrower as of the Closing Date, (ii) the aggregate amount of cash consideration paid by the Borrower or such Subsidiary in connection with all such transactions consummated during the term of this Agreement (excluding any principal or interest paid on any seller note) shall not exceed $30,000,000,
(iii) the Borrower shall obtain the prior written consent and approval of the board of directors of the Person acquired, or the Person whose property is acquired, pursuant to such transaction, (iv) if such transaction is effected by way of merger, the Borrower or a Subsidiary is the ultimate surviving entity of such transaction (even if this is not the case during any interim steps of a multiple stage transaction), (v) there is no change in any Responsible Officer of the Borrower immediately after giving effect to, and solely as a result of, such transaction, and (vi) no Event of Default shall have occurred and be continuing immediately after giving effect to such transaction (and a Responsible Officer provides to Bank certification to that effect). Following any such transaction, Borrower shall provide financial statements related thereto.

            7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

            7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

            7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any of its capital stock (any such payment, a "Restricted Payment," except that (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) the Borrower may make Restricted Payments pursuant to and in accordance with the terms of stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (iii) the Borrower may make additional Restricted Payments in an aggregate amount not to exceed $500,000 during any fiscal year, provided in all cases that an Event of Default does not exist or would not exist after giving effect to any such payment.

            7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

            7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person, except for (i) transactions between or among the Borrower and the Guarantors and (ii) transactions otherwise permitted hereunder.

            7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt in a manner that directly or indirectly terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that the subordinated creditor may have in any property of Borrower without Bank's prior written consent.

            7.10 Compliance. Become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose, or fail to meet the minimum funding requirements of ERISA with respect to any employee benefit plan subject to ERISA, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the material provisions of the Federal Fair Labor Standards Act or violate any law or regulation to which Borrower is subject, except to (i) the extent such violation could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent contested in good faith by appropriate proceedings.

      8.    EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            8.1 Payment Default. If Borrower fails to pay the principal of, or any interest on, any Advances within one (1) Business Day of when due and payable; or fails to pay any of the other Obligations not constituting principal or interest (including without limitation, Bank Expenses in accordance with the terms hereof) within thirty (30) days after receipt by Borrower of an invoice for such other Obligations;

            8.2 Covenant Default. If Borrower fails to perform any obligation under Sections 6.3, 6.6 or 6.7 or violates any of the covenants contained in
Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between one or more Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) Business Days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof (provided that no Credit Extensions will be required to be made during such cure period.

            8.3 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

            8.4 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower against Borrower, or if an Insolvency Proceeding is commenced against Borrower (other than by Borrower) and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal or stay of such Insolvency Proceeding);

            8.5 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Five Hundred Thousand Dollars ($1,500,000) or that would be reasonably expected to have a Material Adverse Effect;

            8.6 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Million Five Hundred Thousand Dollars ($1,500,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

            8.7 Guaranty. If any Guaranty ceases for any reason to be in full force and effect other than pursuant to its terms, or any Guarantor fails to perform any obligation under any Guaranty or under a security agreement securing any such Guaranty (collectively, the "Guaranty Documents"), or any event of default occurs under any Guaranty Document or any Guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document as of the date such warranty or representation was made, or if any of the circumstances described in Sections 8.3 through 8.7 occur with respect to any Guarantor.

            8.8 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank as of the date such representation or warranty was made by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

      9.    BANK'S RIGHTS AND REMEDIES.

            9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, upon notice of its election and demand, do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.5 all Obligations shall become immediately due and payable without any action by Bank);

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                  (d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                  (e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                  (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit except to the extent such license or other right would result in a breach of such agreement;

                  (g) Dispose of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                  (h)   Bank may credit bid and purchase at any public sale; and

                  (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

            9.2 Power of Attorney. Borrower irrevocably appoints Bank (and any of Bank's designated officers or employees) as Borrower's true and lawful attorney to, upon and during the continuance of an Event of Default: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations (other than contingent obligations in respect of indemnities) have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

            9.3 Accounts Collection. Upon and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. After the occurrence and during the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and upon request of Bank immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

            9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems reasonably prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

            9.5 Bank's Liability for Collateral. Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever, except to the extent resulting from Bank's gross negligence or willful misconduct.

            9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

            9.7 Demand; Protest. Except for any notice referred to herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

      10.   NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

        If to Borrower:              ULTRA CLEAN HOLDINGS, INC.
                                     150 Independence Drive
                                     Menlo Park, CA  94025
                                     Attn: Phillip A. Kagel
                                     FAX: (650) 326-0929

        If to Bank:                  Union Bank of California, N.A.
                                     99 Almaden Blvd., Suite 200
                                     San Jose, CA  95113
                                     Attn: Allan Miner and James Goudy
                                     FAX: (408) 280-7163

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      11.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Borrower and Bank hereby submit to the jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IF FOR ANY REASON THE JURY WAIVER IN THIS AGREEMENT IS NOT ENFORCEABLE, THE PARTIES AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION TO BE HELD IN SANTA CLARA COUNTY, CALIFORNIA AND IN ACCORDANCE WITH THE THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. JUDGMENT UPON ANY AWARD RESULTING FROM ARBITRATION MAY BE ENTERED INTO AND ENFORCED BY ANY STATE OR FEDERAL COURT IN THE STATE OF CALIFORNIA HAVING JURISDICTION THEREOF.

      12.   GENERAL PROVISIONS.

            12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right upon notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder, provided that, as long as an Event of Default has not occurred and is not continuing, Bank shall not make an assignment or participation to any Person as a consequence of which Borrower would incur Additional Costs or other costs that it would not have incurred had such assignment or participation not been made.

            12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities (collectively, "Liabilities") claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all Bank Expenses incurred or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower under this Agreement (including without limitation reasonable attorneys fees and expenses), except for Liabilities caused by Bank's gross negligence or willful misconduct.

            12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

            12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than contingent obligations in respect of indemnities) remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

            12.8 Confidentiality. In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries, affiliates or service providers of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loan Documents, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                                  ULTRA CLEAN HOLDINGS, INC.

                                                  By: /s/  Phillip A. Kagel
                                                     --------------------------
                                                  Title:  SVP & CFO

                                                  UNION BANK OF CALIFORNIA, N.A.

                                                  By: /s/  Allan B. Miner
                                                     --------------------------
                                                     Title:  Vice President

                                    EXHIBIT A

      The Collateral shall consist of all right, title and interest of Borrower in and to the following:

      (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      (b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

      (c) All commercial tort claims, contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

      (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

      (e) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

      (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

      (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall exclude equity interests in any Foreign Subsidiary to the extent required to prevent the collateral from including more than 65% of all equity interests in such Foreign Subsidiary. "Foreign Subsidiary" means any Subsidiary which is a "controlled foreign corporation" within the meaning of the IRC.

                                   EXHIBIT B-1

                              ADVANCE REQUEST FORM

      The undersigned hereby certifies as follows:

      I, ________________________, am the duly elected and acting
________________________ of ULTRA CLEAN HOLDINGS, INC.

      This Advance Request Form is delivered on behalf of Borrower to Union Bank of California, N.A., pursuant to that certain Loan and Security Agreement between the undersigned and Union Bank of California, N.A. dated November __, 2004 (the "Agreement"). The terms used herein which are defined in the Agreement have the same meaning herein as ascribed to them therein.

      Borrower hereby requests on __________________, 20__ an Advance (the "Advance") as follows:

      (a)   The date on which the Advance is to be made is ____________, 20__ .

      (b) The amount of the Advance is to be ___________________ ($____________), in the form of a Reference Rate Advance of $__________________;
and/or a LIBOR Rate Advance of $____________ for an Interest Period of __________________ months.

      All representations and warranties of Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request for an Advance; provided, however, that those representations and warranties expressly referring to another date are true, correct and complete in all material respects as of such date.

      IN WITNESS WHEREOF, this Advance Request Form is executed by the undersigned as of this ___ day of __________________, 20______.

                                             ULTRA CLEAN HOLDINGS, INC.

                                             By:_______________________________

                                             Title:____________________________

                                   EXHIBIT B-2

                 LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

      The undersigned hereby certifies as follows:

      I, ____________________, am the duly elected and acting
____________________ of ULTRA CLEAN HOLDINGS, INC. ("Borrower").

      This certificate is delivered on behalf of Borrower to Bank, pursuant to
Section 2 of that certain Loan and Security Agreement dated November __, 2004 between the undersigned and Bank (the "Agreement"). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.

      Borrower hereby requests on ________________, 20___ a LIBOR Rate Advance (the "Advance") as follows:


      (a)   (i)   A rate conversion of an existing Reference Rate Advance from a
Reference Rate Advance to a LIBOR Rate Advance; or

            (ii) A continuation of an existing LIBOR Rate Advance as a LIBOR Rate Advance.

                            [Check (i) or (ii) above]

      (b) The date on which the Advance is to be made is _____________________, 20____

      (c) The amount of the Advance is to be ___________________ ($____________), for an Interest Period of ____________ month(s).

      IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this _____________ day of ____________________, 20_________.

                                             ULTRA CLEAN HOLDINGS, INC.

                                             By:_______________________________

                                             Title:____________________________
FOR INTERNAL BANK USE ONLY

LIBOR Pricing Date        LIBOR Rate       LIBOR Rate Variance     Maturity Date
------------------        ----------       -------------------     -------------
                                                        --%
------------------        ----------       -------------------     -------------

                                    EXHIBIT C
                            REVOLVING PROMISSORY NOTE

$20,000,000                                                 San Jose, California
                                                         Date: November 4, 2004

      ULTRA CLEAN HOLDINGS, INC. ("Borrower"), for value received, hereby promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. ("Bank"), in lawful money of the United States of America, pursuant to that certain Loan Agreement dated as of November 4, 2004, by and between Borrower and Bank (the "Loan Agreement"), (i) the principal amount of Twenty Million Dollars ($20,000,000) or, if lesser, (ii) the principal amount of all Advances outstanding as of the Revolving Maturity Date. All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

      This Note is referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

      Borrower further promises to pay interest on each Advance hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

      Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of Advances hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

      All Advances made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any Advance or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Advances.

      Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the default rate described in Section 2.1.1(c) of the Loan Agreement.

      Upon the occurrence of a default hereunder or an Event of Default under the Loan Agreement that is continuing, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank and upon notice to the Borrower, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

      Except for any notice required to be given under any Loan Document, Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all reasonable costs of collection when incurred, including reasonable attorneys' fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the fullest extent permitted by law.

      The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

                                           ULTRA CLEAN HOLDINGS, INC.

                                           By: ________________________________

                                           Title: _____________________________

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:   UNION BANK OF CALIFORNIA, N.A.

FROM: ULTRA CLEAN HOLDINGS, INC.

      The undersigned authorized officer, on behalf of ULTRA CLEAN HOLDINGS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) no Event of Default has occurred and is continuing as of ________ except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Responsible Officer further certifies that any accompanying financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                 REQUIRED                          COMPLIES
------------------                 --------                         ---------
Quarterly financial statements     Quarterly within 45 days        Yes       No
Annual financial statements        FYE within 90 days              Yes       No

FINANCIAL COVENANT                      REQUIRED                ACTUAL           COMPLIES
------------------                      --------                ------           --------
  Minimum TNW                           $*                     $________         Yes    No
  Minimum EBITDA                        EBITDA not less than   $________         Yes    No
                                        zero for two
                                        consecutive quarters
  Minimum Quick Ratio                   0.9:1.0 through        ___:1.0           Yes    No
                                        12/04; 1.0: 1.0
                                        thereafter
  Maximum Leverage (Indebtedness** to   2.0:1.0 through        ___:1.0           Yes    No
  EBITDA Ratio)                         6/29/05; 1.5:1.0
                                        beginning on 6/30/05
                                        and thereafter
  Minimum Fixed Charge                  1.2:1.0                ___:1.0           Yes    No

* Borrower on a consolidated basis shall maintain a Tangible Net Worth of at least $23,000,000 plus 75% of quarterly net income after 3/31/04 and 100% of the amount by which Tangible Net Worth is increased after the Closing Date as a result of the issuance and sale of equity securities of the Borrower. At all times after Borrower acquires all or substantially all of the capital stock or property of another Person in compliance with Section 7.3 and provided that the value of the goodwill acquired by Borrower in any such transaction is greater than Five Million Dollars ($5,000,000), Borrower on a consolidated basis shall maintain a Net Worth of at least $39,000,000 plus 75% of quarterly net income after 3/31/04 and 100% of the amount by which Net Worth is increased after the Closing Date as a result of the issuance and sale of equity securities of the Borrower.

** all Indebtedness (including without limitation any Contingent Obligations owing from Borrower to Bank) COMMENTS REGARDING EXCEPTIONS: See Attached

Sincerely,

_________________________________
SIGNATURE

_________________________________
TITLE

_________________________________
DATE

                                    EXHIBIT E

                               SUBORDINATION TERMS

      Creditor subordinates to Bank any security interest or lien that Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Bank, the security interest of Bank in the Collateral, as defined in that certain Loan and Security Agreement between Borrower and Bank, dated as of the date hereof, as amended from time to time (the "Loan Agreement"), shall at all times be prior to the security interest of Creditor.

      The indebtedness owing to Creditor (the "Subordinated Debt") under the [describe subordinated debt instrument] is subordinated in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (the "Senior Debt").

      Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Collateral, nor will Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding. Subject to the next section, Creditor shall be entitled to receive each regularly scheduled payment of interest and principal in respect of the Subordinated Debt, provided that no Event of Default (as defined in the Loan Agreement) has occurred under the Loan Agreement that is continuing or would exist immediately after giving effect to such payment.

      Upon (i) the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement) under the Loan Agreement and (ii) written notice thereof to Creditor from Bank (a "Payment Blockage Notice"), Creditor may not exercise any remedy with respect to Borrower nor receive any payment from Borrower for each period (each a "Payment Blockage Period") commencing on the date of the Payment Blockage Notice and ending on the earliest to occur of the following events:

      such Event of Default has been cured or has been waived by Bank in writing;

      180 days have passed from the date of such Payment Blockage Notice, unless Bank has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or foreclose on the Collateral, or a case or proceeding by or against Borrower is commenced under any bankruptcy or insolvency law or laws relating to the relief of debtors, in which case the Payment Blockage Period shall be extended during the continuance of such actions or proceedings; or

      the Senior Debt has been discharged or paid in full and Bank's commitment, if any, with respect thereto has been terminated;

      immediately after which Creditor may collect all payments then due and owing, without giving effect to acceleration of other outstanding amounts in respect of the Subordinated Debt.

      Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

      In the event of Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank's claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

      Until the Senior Debt is paid, Creditor agrees that in any bankruptcy, insolvency or similar proceeding involving Borrower, Creditor shall not accept or reject or fail to accept or reject, as appropriate, any plan of reorganization or arrangement for Creditor or vote such Creditor's claims in respect of the Subordinated Debt in any way which in either case would be inconsistent with the terms of this Agreement.

      The subordination provisions are for the benefit of Bank, and may not be amended or waived without Bank's prior written consent.

      If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Bank's rights hereunder. The subordination provisions shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Bank. Such provisions are solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party.

                         CORPORATE RESOLUTIONS TO BORROW

BORROWER: ULTRA CLEAN HOLDINGS, INC.

      I, the undersigned Secretary or Assistant Secretary of ULTRA CLEAN HOLDINGS, INC. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

      I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

      I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

      BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES                      POSITION                ACTUAL SIGNATURES
    ------                      --------                -----------------
---------------------   -----------------------    -----------------------------

---------------------   -----------------------    -----------------------------

---------------------   -----------------------    -----------------------------

---------------------   -----------------------    -----------------------------

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

      BORROW MONEY. To borrow money from time to time from Union Bank of California, N.A. ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank in the aggregate principal amount of up to $20,000,000.00.

      EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank that certain Loan and Security Agreement dated as of November __, 2004 (the "Loan Agreement") in substantially the form attached hereto and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, including any amendments, all as amended or extended from time to time with the approval of the executing officer, such approval to be conclusively evidenced by such execution (collectively, with the Loan Agreement, the "Loan Documents"), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

      GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Documents.

      NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

      FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as such officer, employee or agent may in its discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

      BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

      I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

      IN WITNESS WHEREOF, I have hereunto set my hand on November __, 2004, and attest that the signatures set opposite the names listed above are their genuine signatures.

                                      CERTIFIED AND ATTESTED BY:

                                      _________________________________________

                             UNCONDITIONAL GUARANTY
                Ultra Clean Technology Systems and Service, Inc.

      For and in consideration of the loan by UNION BANK OF CALIFORNIA, N.A. ("Bank") to Ultra Clean Holdings, Inc. ("Borrower"), which loan is made pursuant to a Loan and Security Agreement between Borrower and Bank dated as of November 04, 2004, as amended from time to time (the "Agreement"), and acknowledging that Bank would not enter into the Agreement without the benefit of this Guaranty, the undersigned guarantor ("Guarantor") hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Bank and performance by Borrower of the Agreement and any other agreements between Borrower and Bank, as amended from time to time (collectively referred to as the "Agreements"), in strict accordance with their respective terms. All terms used without definition in this Guaranty shall have the meaning assigned to them in the Agreement.

      1. If Borrower does not pay any amount or perform its obligations in strict accordance with the Agreements, Guarantor shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, and fees) and otherwise to proceed to complete the same and satisfy all of Borrower's obligations under the Agreements.

      2. If there is more than one guarantor, the obligations hereunder are joint and several, and whether or not there is more than one guarantor, the obligations hereunder are independent of the obligations of Borrower and any other person or entity, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Guarantor's liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreements.

      3. Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreements or any part thereof; (b) take and hold security for the payment of this Guaranty or the Agreements, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

      4. Guarantor waives any right to require Bank to (a) proceed against Borrower, any guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank's power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the amounts that Borrower owes to Bank have been paid in full, Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Guarantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Guarantor, Bank shall not have any duty to advise Guarantor of information known to Bank regarding such condition or any such circumstances. Guarantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850,
2899 and 3433.

      5. Guarantor acknowledges that, to the extent Guarantor has or may have certain rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Bank's election to pursue non-judicial foreclosure. Without limiting the generality of the foregoing, Guarantor waives any and all benefits and defenses under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, to the extent they are applicable.

      6. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower's obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

      7. Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Borrower to Bank; and such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Bank and be paid over to Bank on account of the indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

      8. Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Bank's prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Bank may assign this Guaranty without in any way affecting Guarantor's liability under it. This Guaranty shall inure to the benefit of Bank and its successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower's indebtedness or liabilities to Bank.

      9. Guarantor represents and warrants to Bank that (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under Guarantor's Articles of Incorporation or Bylaws or other organizational documents or agreements to which it is party or by which it is bound, and (iii) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

      10. Guarantor covenants and agrees that Guarantor shall do all of the following:

            10.1. Guarantor shall maintain its corporate existence, remain in good standing in its state of incorporation, and continue to qualify in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect on Guarantor. Guarantor shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect on Guarantor.

            10.2. Guarantor shall comply with all statutes, laws, ordinances, directives, orders, and government rules and regulations to which it is subject if non-compliance with such laws could reasonably be expected to have a Material Adverse Effect on Guarantor.

            10.3. At any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Guaranty.

      11. This Guaranty shall be governed by the laws of the State of California, without regard to conflicts of laws principles. GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY

CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. Guarantor submits to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California for purposes of this Guaranty and the Agreements. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein shall be settled by final and binding arbitration held in San Jose, California in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award resulting from arbitration may be entered into and enforced by any state of federal court having jurisdiction thereof.

      12. All payments made by Guarantor hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein and in the Loan Documents.

      IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of this fourth day of November, 2004.

                                        ULTRA CLEAN TECHNOLOGY SYSTEMS AND
                                        SERVICE, INC.

                                        By: /s/  Phillip A. Kagel
                                            -----------------------------------
                                        Title: SVP & CFO

                                   THIRD PARTY
                               SECURITY AGREEMENT
                ULTRA CLEAN TECHNOLOGY SYSTEMS AND SERVICE, INC.

      This Third Party Security Agreement (this "Agreement") is made and entered into as of November 4, 2004 by and between the undersigned ("Grantor"), and UNION BANK OF CALIFORNIA, N.A. (the "Bank").

                                    RECITALS

      Bank proposes to enter into a transaction with ULTRA CLEAN HOLDING, INC. ("Borrower"), which is the parent company of Grantor, pursuant to a Loan and Security Agreement dated of even date, as amended from time to time (the "Loan Agreement"). Grantor expects to derive economic benefit from Bank's doing so and dealing with Borrower in accordance with the Loan Agreement, and has entered into an Unconditional Guaranty of even date herewith with respect to the present and future obligations of Borrower to Bank (as amended from time to time, the "Guaranty"). Grantor wishes to secure performance and payment of all obligations to Bank under the Guaranty (the "Guarantor Obligations") with substantially all of its assets. All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement. All terms used without definition in this Agreement or in the Loan Agreement shall have the meaning assigned to them in the Uniform Commercial Code.

      NOW, THEREFORE, Grantor and the Bank agree as follows:

      1. Grant of Security Interest. To secure all of the Guarantor Obligations, Grantor grants to the Bank a security interest in the property described in Exhibit A (the "Collateral").

      2. Grantor's Representations and Warranties. Grantor represents and warrants as follows:

                  (a) Due Organization and Qualification. Grantor and each Subsidiary is duly existing under the laws of the jurisdiction of its organization and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified except to the extent the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

                  (b) Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Grantor's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Grantor's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Grantor is a party or by which Grantor is bound. Grantor is not in default under any agreement to which it is a party or by which it is bound except to the extent such default could not reasonably be expected to have a Material Adverse Effect.

                  (c) No Prior Encumbrances. Grantor has good and marketable title to the Collateral, free and clear of Liens, except for Permitted Liens.

                  (d) Bona Fide Accounts. The Accounts are bona fide existing obligations.

                  (e) Name; Location of Chief Executive Office. Grantor has not done business under any name other than that specified on the signature page hereof. The chief executive office of Grantor as of the Closing Date is located at the address indicated in Section 12 hereof.

                  (f) Litigation. Except as disclosed in writing to Bank and except to the extent such actions or proceedings could not reasonably be expected to have a Material Adverse Effect, there are no actions or proceedings pending by or against Grantor or any Subsidiary before any court or administrative agency. Except as disclosed to Bank in writing, Grantor does not have knowledge of any such pending or threatened actions or proceedings.

                  (g) No Material Adverse Change in Financial Statements. All consolidated financial statements related to Grantor and any Subsidiary that are delivered by Grantor to Bank fairly present in all material respects Grantor's consolidated financial condition as of the date thereof and Grantor's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Grantor since the date of the most recent of such financial statements submitted to Bank, other than as described in writing to Bank. No circumstance has occurred that has a Material Adverse Effect since the date of the most recent Compliance Certificate delivered to Bank, other than as consented to in writing by Bank.

                  (h) Solvency, Payment of Debts. As of the Closing Date, Grantor is not insolvent, as that term is defined in Section 101 of the Bankruptcy Code. As of the Closing Date, Grantor is able to pay its debts (including trade debts) as they mature.

                  (i) Regulatory Compliance. Grantor and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Grantor's failure to comply with ERISA that is reasonably likely to result in Grantor's incurring any material liability. Grantor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Grantor is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). Grantor has complied with all material provisions of the Federal Fair Labor Standards Act. Grantor has not violated any statutes, laws, ordinances or rules applicable to it extent to the extent such violation could not reasonably be expected to have a Material Adverse Effect.

                  (j) Environmental Condition. Except in each case as could not reasonably be expected to have a Material Adverse Effect, none of Grantor's or any Subsidiary's properties or assets has ever been used by Grantor or any Subsidiary or, to the best of Grantor's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Grantor's knowledge, none of Grantor's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Grantor or any Subsidiary; and neither Grantor nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Grantor or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

                  (k) Taxes. Grantor and each Subsidiary has filed or caused to be filed all material tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except to the extent that the amount or validity of such tax in being contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Grantor or such Subsidiary.

                  (l) Subsidiaries. As of the Closing Date, Grantor does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

                  (m) Government Consents. Grantor and each Subsidiary has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Grantor's business as currently conducted except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (n) Full Disclosure. No representation, warranty or other statement made by Grantor in any certificate or written statement furnished to Bank, when taken together with all other information as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements, in light of the circumstances under which they were made, not materially misleading as of the date such representation, warranty or other statement is made.

      3. Affirmative Covenants. Grantor covenants and agrees that, until payment in full of all outstanding Obligations (other than in respect of contingent indemnities), and for so long as Bank may have any commitment to make a Credit Extension hereunder, such Grantor shall do all of the following:

                  (a) Good Standing. Grantor shall maintain its and each of its Subsidiaries' corporate existence in its jurisdiction of organization and maintain qualification in each jurisdiction in which such qualification is required for the operation of Grantor's business, unless the failure to so maintain such qualification could not reasonably be expected to have a Material Adverse Effect, provided that this Section shall not prohibit any transaction permitted by Section 7.3 of the Loan Agreement. Grantor shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

                  (b) Government Compliance. Grantor shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA except to the extent the failure to do so could not reasonably be expected to leave a Material Adverse Effect. Grantor shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, except (i) where the failure to so comply could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent contested in good faith by appropriate proceedings.

                  (c) Taxes. Grantor shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Grantor will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Grantor or a Subsidiary has made such payments or deposits; provided that Grantor or a Subsidiary need not make any payment or deposit if the amount or validity of such payment or deposit is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Grantor.

                  (d) Insurance. Grantor, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion and sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Grantor's business is conducted on the date hereof. Grantor shall also maintain insurance relating to Grantor's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Grantor's. All such policies of property insurance shall contain a Bank's loss payable endorsement, in a form reasonably satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Grantor shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. After the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                  (e) Bank Accounts. Grantor shall maintain its primary operating and deposit accounts with Bank and/or an Affiliate of Bank.

                  (f) Further Assurances. At any time and from time to time Grantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

                  (g) Subsidiaries. Borrower shall cause any wholly-owned Subsidiary organized in the United States or any subdivision thereof or therein promptly upon Bank's request to enter into a Guaranty and to secure such Guaranty with a security interest, subject only to Permitted Liens, in substantially all of its collateral.

      4. Negative Covenants. Grantor covenants and agrees that, until payment in full of the outstanding Obligations (other than in respect of contingent indemnities) or for so long as Bank may have any commitment to make any Credit Extensions, Grantor will not do any of the following:

                  (a) Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory and leases of property in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Grantor or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment; (iv) Transfers of Permitted Investments as defined under clause (b) of such definition; (v) Transfers of assets to the Borrower or any between Grantor and Guarantors; or (vi) Transfers of other property in an aggregate amount of up to Two Million Dollars ($2,000,000) per fiscal year.

                  (b) Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Grantor and any business substantially similar or related thereto (or incidental thereto), or suffer a Change in Control.

                  (c)   Mergers or Acquisitions.

                        (i) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other Person, except that if immediately after giving effect thereto no Event of Default shall have occurred and be continuing (and a Responsible Officer provides to Bank certification to that effect), (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary of the Borrower in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Guarantor) is a Guarantor, (iii) any Transfer permitted by Section 7.1(vi) of the Loan Agreement shall be permitted, and (iv) any transfer permitted by clause
(c) shall be permitted. Following any such transaction, Borrower shall provide such financial statements related thereto as Bank may reasonably request.

                        (ii) Acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock of property of another Person (other than the Grantor or any Subsidiary of the Grantor), except that any transaction permitted by clause (c) shall be permitted.

                        (iii) Notwithstanding clauses (a) and (b), the Grantor may acquire, or permit any of its Subsidiaries to acquire, including by way of merger, all or substantially all of the capital stock or property of another Person, provided that (i) the Person acquired pursuant to such transaction is engaged solely in, or the property acquired pursuant to such transaction is used in, a business similar or related to the business engaged in by the Grantor as of the Closing Date, (ii) the aggregate amount of cash consideration paid by the Grantor or such Subsidiary in connection with all such transactions consummated during the term of this Agreement (excluding any principal or interest paid on any seller note) shall not exceed $30,000,000, (iii) the Grantor shall obtain the prior written consent and approval of the board of directors of the Person acquired, or the Person whose property is acquired, pursuant to such transaction, (iv) if such transaction is effected by way of merger, the Grantor or a Subsidiary is the ultimate surviving entity of such transaction (even if this is not the case during any interim steps of a multiple stage transaction),
(v) there is no change in any Responsible Officer of the Grantor immediately after giving effect to, and solely as a result of, such transaction, and (vi) no Event of Default shall have occurred and be continuing immediately after giving effect to such transaction (and a Responsible Officer provides to Bank certification to that effect). Following any such transaction, Grantor shall provide financial statements related thereto.

                  (d) Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                  (e) Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                  (f) Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any of its capital stock (any such payment, a "Restricted Payment," except that (i) the Grantor may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) the Grantor may make Restricted Payments pursuant to and in accordance with the terms of stock option plans or other benefit plans for management or employees of Grantor and its Subsidiaries and (iii) Grantor may make additional Restricted Payments in an aggregate amount not to exceed $500,000 during any fiscal year, provided in all cases that an Event of Default does not exist or would not exist after giving effect to any such payment.

                  (g) Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                  (h) Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Grantor except for transactions that are upon fair and reasonable terms that are no less favorable to Grantor than would be obtained in an arm's length transaction with a nonaffiliated Person except for (i) transactions between or among Grantor and Borrower or other Guarantors and (ii) transactions otherwise permitted hereunder.

                  (i) Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the Subordination Agreement signed in connection with this Agreement or with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt in a manner that directly or indirectly terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that the subordinated creditor may have in any property of Grantor without Bank's prior written consent.

                  (j) Compliance. Become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose, or fail to meet the minimum funding requirements of ERISA with respect to any employee benefit plan subject to ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the material provisions of the Federal Fair Labor Standards Act or violate any law or regulation to which Grantor is subject, except to (i) the extent such violation could not reasonably be expected to have a Material Adverse Effect or
(ii) to the extent contested in good faith by appropriate proceedings.

      5. Events of Default. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            5.1 Loan Agreement Default. If an Event of Default occurs under the Loan Agreement;

            5.2 Covenant Default. If Grantor violates any of the covenants contained in Section 4 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Grantor and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) Business Days after Grantor receives notice thereof or any officer of Grantor becomes aware thereof (provided that no Credit Extensions will be required to be made during such cure period.

            5.3 Attachment. If any material portion of Grantor's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Grantor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Grantor's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of Grantor's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Grantor receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Grantor;

            5.4 Insolvency. If Grantor becomes insolvent, or if an Insolvency Proceeding is commenced by Grantor, or if an Insolvency Proceeding is commenced against Grantor (other than by Grantor) and is not dismissed or stayed within thirty (30) days;

            5.5 Other Agreements. If there is a default in any agreement to which Grantor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Five Hundred Thousand Dollars ($1,500,000) or that would be reasonably expected to have a Material Adverse Effect;

            5.6 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Million Five Hundred Thousand Dollars ($1,500,000) shall be rendered against Grantor and shall remain unsatisfied and unstayed for a period of thirty (30) days;

            5.7 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank as of the date such representation or warranty was made by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

      6.    Bank's Rights and Remedies.

            6.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, upon notice of its election and demand, do any one or more of the following, all of which are authorized by Grantor:

                  (a) Declare all Obligations, whether evidenced by the Loan Agreement or by any of the other Loan Documents, immediately due and payable;

                  (b) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                  (c) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Grantor agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Grantor authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Grantor's owned premises, Grantor hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                  (d) Set off and apply to the Obligations any and all (i) balances and deposits of Grantor held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Grantor held by Bank;

                  (e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 6.1, to use, without charge, Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 6.1, Grantor's rights under all licenses and all franchise agreements shall inure to Bank's benefit except to the extent such license or other right would result in a breach of such agreement;

                  (f) Dispose of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Grantor's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                  (g)   Bank may credit bid and purchase at any public sale; and

                  (h) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Grantor.

            6.2 Power of Attorney. Grantor irrevocably appoints Bank (and any of Bank's designated officers or employees) as Grantor's true and lawful attorney to, upon and during the continuance of an Event of Default: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Grantor's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Grantor's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Grantor's policies of insurance; and (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Grantor on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Grantor's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations (other than contingent obligations in respect of indemnities) have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

            6.3 Accounts Collection. Upon and during the continuance of an Event of Default, Bank may notify any Person owing funds to Grantor of Bank's security interest in such funds and verify the amount of such Account. After the occurrence and during the continuance of an Event of Default, Grantor shall collect all amounts owing to Grantor for Bank, receive in trust all payments as Bank's trustee, and upon request of Bank immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

            6.4 Bank Expenses. If Grantor fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 3(d) of this Agreement, and take any action with respect to such policies as Bank deems reasonably prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

            6.5 Bank's Liability for Collateral. Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever, except to the extent resulting from Bank's gross negligence or willful misconduct.

            6.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Grantor's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

            6.7 Demand; Protest. Except for any notice referred to herein, Grantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Grantor may in any way be liable.

      7. Amendment of Loan Documents. Grantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to
(a) renew, extend, or (with the approval of Borrower) otherwise change the terms of any Loan Document, or any part thereof; (b) take and hold security for the payment of any Loan Document, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

      8. Grantor Waivers. Grantor waives any right to require Bank to (a) proceed against Borrower, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Bank's power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Grantor hereunder. Grantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Grantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Grantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all obligations under the Guaranty have been satisfied, Grantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Grantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Grantor waives all rights to participate in any security now or hereafter held by Bank. Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Grantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Grantor, Bank shall have no duty to advise Grantor of information known to Bank regarding such condition or any such circumstances. Until all Obligations have been satisfied, Grantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

      9. Borrower Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower's obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Grantor agrees that Grantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Grantor, any other person, or otherwise, as though such payment had not been made.

      10. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Grantor or to Bank, as the case may be, at its addresses set forth below:

        If to Grantor:       Ultra Clean Technology Systems and Service, Inc.
                             150 Independence Drive
                             Menlo Park, CA 94025
                             Attn: Phillip A. Kagel
                             Fax: (650) 326-0929

        If to Bank:          Union Bank of California, N.A.
                             99 Almaden Blvd., Suite 200
                             San Jose, CA 95113
                             Attn: Allan Miner and James Goudy
                             FAX: (408) 280-7163

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      11.   Choice of Law and Venue; Jury Trial Waiver.

      This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Grantor and Bank hereby submits to the non-exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. GRANTOR AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IF FOR ANY REASON THE JURY WAIVER IN THIS AGREEMENT IS NOT ENFORCEABLE, THE PARTIES AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION TO BE HELD IN SANTA CLARA COUNTY, CALIFORNIA AND IN ACCORDANCE WITH THE THEN CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. JUDGMENT UPON ANY AWARD RESULTING FROM ARBITRATION MAY BE ENTERED INTO AND ENFORCED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF.

      12.   General Provisions.

            12.1 Successors and Assigns. This Agreement shall bind and inure to he benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Grantor without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

            12.2 Indemnification. Grantor shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with Grantor's failure to comply with the terms of this Agreement; and (b) all losses or Bank Expenses (as defined in the Loan Agreement) in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to Grantor's failure to comply with the terms of this Agreement (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence, willful misconduct or bad faith.

            12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

            12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding, any Guarantor Obligations remain outstanding, or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Grantor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

            12.8 Confidentiality. In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries, affiliates or service providers of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loan Documents, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

GRANTOR:                                                     BANK:

ULTRA CLEAN TECHNOLOGY SYSTEMS AND              UNION BANK OF CALIFORNIA, N.A.
SERVICE, INC.

By: /s/  Phillip A. Kagel                   By: /s/ Allan B. Miner
    ---------------------------------           -------------------------------
Name: Phillip A. Kagel                      Name: Allan B. Miner
Title: SVP & CFO                            Title: Vice President

DEBTOR:        ULTRA CLEAN TECHNOLOGY SYSTEMS AND SERVICE, INC.
SECURED PARTY: UNION BANK OF CALIFORNIA, N.A.

                                    EXHIBIT A
                        COLLATERAL DESCRIPTION ATTACHMENT
                        TO THIRD PARTY SECURITY AGREEMENT

      The Collateral shall consist of all right, title and interest of Borrower in and to the following:

      (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      (b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

      (c) All commercial tort claims, contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

      (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

      (e) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

      (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

      (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

      Notwithstanding the foregoing, the Collateral shall exclude equity interests in any Foreign Subsidiary to the extent required to prevent the collateral from including more than 65% of all equity interests in such Foreign Subsidiary. "Foreign Subsidiary" means any Subsidiary which is a "controlled foreign corporation" within the meaning of the IRC.